EXHIBIT B

FORM OF LOCK-UP AGREEMENT

________, 2021

BofA Securities, Inc.

Cowen and Company, LLC

Evercore Group L.L.C.

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park New

York, New York 10036

c/o Cowen and Company LLC

599 Lexington Avenue

New York, New York 10022

c/o Evercore Group L.L.C.

55 East 52nd Street

New York, New York 10055

Re:	Proposed Initial Public Offering by Janux Therapeutics, Inc.

Dear Ladies and Gentlemen:

The undersigned, a stockholder and/or an officer and/or a director of Janux Therapeutics, Inc., a Delaware corporation (the “Company”), understands that BofA Securities, Inc. (“BofA”), Cowen and Company LLC (“Cowen”) and Evercore Group L.L.C. (together with BofA and Cowen, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the initial public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder and/or an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives on behalf of each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Lock-Up Securities the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed, or will agree, in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives,

(a) provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)

to any member of the immediate family of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners, members or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by, controlling or managing, or under common control with the undersigned; or

(v)	if the undersigned is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; or

(vi)	to any corporation, partnership, limited liability company or other entity all of the beneficial interests of which, in each case, are held by the undersigned.

(b) provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee (excluding the Company), as the case may be, (2) any such transfer shall not involve a disposition for value, (3) any filing under the Exchange Act required to be made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to circumstances described below, as applicable, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or any immediate family of the undersigned; or

(ii)	pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement; or

(iii)

to the Company (or surrender such Lock-Up Securities to the Company) pursuant to any contractual arrangement that provides the Company with an option to repurchase such Lock-Up Securities in connection with the termination of the undersigned’s employment or other service relationship with the Company, or pursuant to a right of first refusal with respect to transfers of such Lock-Up Securities, or on a cashless or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with the vesting or exercise of such Lock-Up Securities; or

(iv)

pursuant to the conversion of any outstanding shares of preferred stock into Common Stock in connection with the Offering, provided that any such securities received upon such conversion shall be subject to the terms of this lock-up agreement.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from (i) exercising any outstanding warrant, or any option to purchase shares granted under any stock incentive plan or stock purchase plan of the Company, provided that the underlying shares shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement, (ii) establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”), so long as there are no sales of Lock-Up Securities under such plan during the Lock-Up Period; and provided that the establishment of a 10b5-1 Trading Plan providing for sales of Lock-Up Securities shall only be permitted if (1) the establishment of such plan is not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and (2) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan or (iii) transferring Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock and involving a Change of Control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not complete, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement (for purposes of this lock-up agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 100% of the total voting power of the voting stock of the Company.

Furthermore, provided that the undersigned is not an officer or director of the Company, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned in the Offering or on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) if the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date the Company files an application with the Securities and Exchange Commission to withdraw the registration statement on Form S-1 related to the Offering, (iii) the date the Underwriting Agreement (other than provisions thereof which survive termination) is terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder or (iv) September 30, 2021, in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional three months).

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
Signature:
Print Name: